                                                                   EXHIBIT 11.1
                           DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES

                 Statement of Computation of Earnings per Share
                                   (Unaudited)

                                                                      THREE-MONTH PERIOD ENDED
                                                                             JUNE 30,
                                                                   -----------------------------
                                                                     1997                 1996
                                                                   ---------           ---------
     Net earnings available to common stockholders              $  1,589,000           1,024,000
                                                                   =========           =========

     Weighted average common stock outstanding                     9,008,000           9,247,000

     Common stock equivalents - stock options                         62,000              78,000
                                                                   ---------           ---------

                                                                   9,070,000           9,325,000
                                                                   =========           =========

     Net earnings per share                                     $       0.18                0.11
                                                                   =========           =========




                                                                      SIX-MONTH PERIOD ENDED
                                                                             JUNE 30,
                                                                   -----------------------------
                                                                     1997                 1996
                                                                   ---------           ---------

     Net earnings available to common stockholders              $  3,579,000           2,503,000
                                                                   =========           =========

     Weighted average common stock outstanding                     8,996,000           9,245,000

     Common stock equivalents - stock options                         61,000              61,000
                                                                   ---------           ---------

                                                                   9,057,000           9,306,000
                                                                   =========           =========

     Net earnings per share                                     $       0.40                0.27
                                                                   =========           =========


                                       15